Manning & Napier Fund, Inc. 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our reports dated February 23, 2026, relating to the financial statements and financial highlights of Callodine Equity Income Series, Core Bond Series, Credit Series, Diversified Tax Exempt Series, High Yield Bond Series, Unconstrained Bond Series and Systematic High Yield Bond Series which appear in Manning & Napier Fund, Inc’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025 (or, for Systematic High Yield Bond Series, period from September 15, 2025 through December 31, 2025). We also consent to the references to us under the headings "Financial Statements", "Transfer Agent, Dividend Disbursing Agent, Custodian, Independent Registered Public Accounting Firm, and Counsel" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

March 13, 2026